EXHIBIT 99.906CERT
CERTIFICATION PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND SECTION 906 OF
THE SARBANES-OXLEY ACT
I, Donald F. Crumrine, Director, Chairman of the Board and Chief Executive Officer of Flaherty & Crumrine Preferred Income Fund Incorporated (the “Registrant”), certify that:
1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 7/26/11	/s/ Donald F. Crumrine
Donald F. Crumrine, Director, Chairman of the
Board and Chief Executive Officer (principal executive officer)

I, R. Eric Chadwick, Chief Financial Officer, Treasurer and Vice President of Flaherty & Crumrine Preferred Income Fund Incorporated (the “Registrant”), certify that:
1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 7/26/11	/s/ R. Eric Chadwick
R. Eric Chadwick, Chief Financial Officer,
Treasurer and Vice President (principal financial officer)